EXHIBIT 99.1

FOR IMMEDIATE RELEASE

GLOBAL NET LEASE REPORTS SECOND QUARTER 2025 RESULTS
–Closed Final Phases of Multi-Tenant Portfolio Sale Completing Transformation into Pure-Play Net Lease REIT
–Reduced Net Debt by $748 Million, and Improved Net Debt to Adjusted EBITDA to 6.6x
–Completed $1.8 Billion Refinancing of Revolving Credit Facility, Lowering Cost of Capital by 35 Basis Points and Extending Weighted Average Debt Maturity to 3.7 Years
–Raises Low End of 2025 AFFO Guidance; New Range of $0.92 to $0.96 Per Share

New York, August 6, 2025 - Global Net Lease, Inc. (NYSE: GNL) (“GNL” or the “Company”), an internally managed real estate investment trust that focuses on acquiring and managing a globally diversified portfolio of strategically located commercial real estate properties, announced today its financial and operating results for the quarter ended June 30, 2025.

Second Quarter 2025 Highlights
•GNL successfully closed the final two phases of the sale of its multi-tenant retail portfolio, simplifying operations, enhancing portfolio quality and driving greater operational efficiencies, including $6.5 million in annual G&A savings and an approximate $30 million reduction in recurring capex
•Following the completion of the multi-tenant retail portfolio sale and substantial debt reduction, GNL received an upgrade from S&P Global, which raised its corporate credit rating to BB+ and issue-level rating on the Company’s unsecured notes to investment-grade BBB-
•Revenue was $124.9 million, compared to $145.5 million in second quarter 2024, primarily reflecting asset dispositions, including the multi-tenant retail portfolio sale
•Net loss attributable to common stockholders was $35.1 million, compared to a net loss of $46.6 million in second quarter 2024
•Core Funds from Operations (“Core FFO”) was $7.1 million compared to $50.9 million in second quarter 2024, primarily as a result of asset dispositions, including the multi-tenant retail portfolio sale
•Adjusted Funds from Operations (“AFFO”)1 was $53.1 million, or $0.24 per share, compared to $76.7 million in second quarter 2024, or $0.33 per share, primarily a result of asset dispositions, including the multi-tenant retail portfolio sale
•Reduced Net Debt by $2.0 billion since second quarter 2024, including $748 million in second quarter 2025, improving Net Debt to Adjusted EBITDA from 8.1x to 6.6x over the same period
•2025 closed plus disposition pipeline totals $2.2 billion2 at a cash cap rate of 8.4% and a weighted average lease term of 5.0 years; maintains focus on using net proceeds from non-core asset sales to reduce leverage and strengthen the balance sheet
•Executed a $1.8 billion refinancing of the Revolving Credit Facility, resulting in an immediate 35 basis point reduction in the interest rate spread due to improved pricing, increased liquidity to $1.0 billion4 and an extension of GNL’s weighted average debt maturity to 3.7 years from 2.9 years, with the facility now maturing in 20303
•Liquidity increased to $1.0 billion4 subsequent to June 30, 2025, compared to $220 million in second quarter 2024
•As of August 1, 2025, GNL has repurchased 10.2 million shares of outstanding common stock under its Share Repurchase Program announced in February 2025, at a weighted average price of $7.52, for a total of $76.9 million; this includes 7.7 million shares for a total of $56.5 million repurchased in second quarter 2025
•Leased over 200,000 square feet across the single-tenant portfolio, resulting in over $4.1 million of new straight-line rent
•Single-tenant renewal leasing spread of 6.0% with a weighted average renewal term of 5.6 years; new leases completed in the single-tenant portfolio in the quarter had a weighted average lease term of 10.0 years
•Weighted average annual rent increase of 1.5% provides organic rental growth, excluding 22.6% of the portfolio with CPI-linked leases that have historically experienced significantly higher rental increases
•Sector-leading 60% of annualized straight-line rent comes from investment-grade or implied investment-grade tenants5

“The second quarter of 2025 marked significant progress on GNL’s strategic initiatives, including the successful sale of the multi-tenant retail portfolio—which enhanced portfolio quality and eliminated the complexity of owning multi-tenant assets—the $1.8 billion refinancing of our Revolving Credit Facility, a further $748 million reduction in net debt, continued execution of our opportunistic share repurchase program, and a credit rating upgrade to BB+ by S&P,” said Michael Weil, CEO of GNL. “Since the first quarter of 2024, we’ve executed on a series of targeted strategic goals, including the sale of over $3 billion of non-core assets, which reduced leverage by nearly 2.0x turns and lowered our cost of debt by 70 basis points. We believe we are entering the second half of the year with strong momentum and remain focused on executing our strategic objectives.”

Full Year 2025 Guidance Update6
•GNL has increased the low end of its 2025 AFFO per Share guidance to a new range of $0.92 to $0.96 and reaffirms its stated Net Debt to Adjusted EBITDA range of 6.5x to 7.1x.
Summary of Results

	Three Months Ended June 30,
(In thousands, except per share data)	2025	2024
Revenue from tenants	$124,905	$145,464

Net loss attributable to common stockholders	$(35,079)	$(46,600)
Net loss per diluted common share	$(0.16)	$(0.20)

NAREIT defined FFO attributable to common stockholders	$(14,400)	$36,193
NAREIT defined FFO per diluted common share	$(0.06)	$0.16

Core FFO attributable to common stockholders	$7,122	$50,855
Core FFO per diluted common share	$0.03	$0.22

AFFO attributable to common stockholders	$53,108	$76,692
AFFO per diluted common share	$0.24	$0.33

Property Portfolio

As of June 30, 2025, GNL’s portfolio of 911 net lease properties is located in ten countries and territories, and is comprised of 44 million rentable square feet. As a result of the agreement to sell 100 of the 101 properties in its former multi-tenant retail segment in connection with the Multi-Tenant Retail Disposition, the Company now operates in three remaining reportable segments based on property type: (1) Industrial & Distribution, (2) Retail and (3) Office. Portfolio metrics include:

•98% leased with a remaining weighted-average lease term of 6.2 years7
•88% of the portfolio contains contractual rent increases based on annualized straight-line rent
•60% of portfolio’s annualized straight-line rent is derived from investment grade and implied investment grade rated tenants
•70% U.S. and Canada, 30% Europe (based on annualized straight-line rent)
•47% Industrial & Distribution, 26% Retail and 27% Office (based on an annualized straight-line rent)

Capital Structure and Liquidity Resources8

Reflecting the terms of the recently refinanced Revolving Credit Facility, as of June 30, 2025, the Company had liquidity of $1.0 billion4 and $1.1 billion4 of capacity under its Revolving Credit Facility, compared to $220.3 million and $214.0 million, respectively, in second quarter 2024. The Company had net debt of $3.0 billion9, including $1.4 billion of gross mortgage debt as of June 30, 2025. It has successfully reduced its outstanding net debt balance by $748 million since first quarter 2025 and by $2.0 billion since second quarter of 2024.

As of June 30, 2025, the percentage of debt that is fixed rate (including variable rate debt fixed with swaps) was 85%. The Company’s total combined debt had a weighted average interest rate of 4.3%, resulting in an interest coverage ratio of 2.7 times10. Weighted-average debt maturity was 2.9 years as of June 30, 2025, and, giving effect to the terms of the recently refinanced Revolving Credit Facility, increased to 3.7 years11.

Footnotes/Definitions

1 While we consider AFFO a useful indicator of our performance, we do not consider AFFO as an alternative to net income (loss) or as a measure of liquidity. Furthermore, other REITs may define AFFO differently than we do. Projected AFFO per share data included in this release is for informational purposes only and should not be relied upon as indicative of future dividends or as a measure of future liquidity.
2 Closed plus disposition pipeline of $2.2 billion as of August 1, 2025. Includes $1.9 billion of closed plus pipeline occupied dispositions at a cash cap rate of 8.4% and $291 million of closed plus pipeline vacant dispositions. The properties included in our disposition pipeline for such purposes include those for which we have entered into purchase and sale agreements (“PSAs”) or non-binding letters of intents (“LOIs”). There can be no assurance that the transactions contemplated by such PSAs or LOIs will be completed on the terms contemplated, if at all.
3 Assumes GNL exercises its two 6-month extension options on its Revolving Credit Facility.
4 Liquidity represents the aggregate amount of cash and cash equivalents and borrowing and borrowing availability under our recently refinance Revolving Credit Facility, utilizing the value of our applicable assets as of June 30, 2025 for the borrowing base calculation under such facility, and capacity represents the total undrawn commitments under our recently refinanced Revolving Credit Facility.
5 As used herein, “Investment Grade Rating” includes both actual investment grade ratings of the tenant or guarantor, if available, or implied investment grade. Implied Investment Grade may include actual ratings of tenant parent, guarantor parent (regardless of whether or not the parent has guaranteed the tenant’s obligation under the lease) or by using a proprietary Moody’s analytical tool, which generates an implied rating by measuring a company’s probability of default. The term “parent” for these purposes includes any entity, including any governmental entity, owning more than 50% of the voting stock in a tenant or a guarantor. Ratings information is as of June 30, 2025. Comprised of 30.3% leased to tenants with an actual investment grade rating and 29.6% leased to tenants with an Implied Investment Grade rating based on annualized cash rent as of June 30, 2025.
6 We do not provide guidance on net income. We only provide guidance on AFFO per share and our Net Debt to Adjusted EBITDA ratio and do not provide reconciliations of this forward-looking non-GAAP guidance to net income per share or our debt to net income due to the inherent difficulty in quantifying certain items necessary to provide such reconciliations as a result of their unknown effect, timing and potential significance. Examples of such items include impairment of assets, gains and losses from sales of assets, and depreciation and amortization from new acquisitions and other non-recurring expenses.
7 Weighted-average remaining lease term in years is based on square feet as of June 30, 2025.
8 During the three months ended June 30, 2025, the Company did not sell any shares of Common Stock or Series B Preferred Stock through its Common Stock or Series B Preferred Stock “at-the-market” programs. However, as of August 1, 2025, the Company had repurchased 10.2 million shares of outstanding common stock under its Share Repurchase Program announced in February 2025 for a total of $76.9 million; this includes 7.7 million shares for a total of $56.5 million repurchased in second quarter 2025.
9 Comprised of the principal amount of GNL's outstanding debt totaling $3.1 billion less cash and cash equivalents totaling $144.8 million, as of June 30, 2025.
10 The interest coverage ratio is calculated by dividing adjusted EBITDA for the applicable quarter by cash paid for interest (calculated based on the interest expense less non-cash portion of interest expense and amortization of mortgage (discount) premium, net). Management believes that Interest Coverage Ratio is a useful supplemental measure of our ability to service our debt obligations. Adjusted EBITDA and Cash Paid for Interest are Non-GAAP metrics and are reconciled below.
11 Subsequent to Q2 2025, GNL refinanced its Revolving Credit Facility, which has the aggregate total commitments of approximately $1.8 billion and matures in August 2029, with two 6-month extension options. For purposes of calculating the above weighted average debt maturity, the Company utilized the June 30, 2025 Revolving Credit Facility balance and assumed the full four-year term along with the exercise of both 6-month extension options under the terms of the refinanced facility.

Conference Call
GNL will host a webcast and conference call on August 7, 2025 at 11:00 a.m. ET to discuss its financial and operating results.
To listen to the live call, please go to GNL’s “Investor Relations” section of the website at least 15 minutes prior to the start of the call to register and download any necessary audio software.
Dial-in instructions for the conference call and the replay are outlined below.
Conference Call Details
Live Call
Dial-In (Toll Free): 1-833-816-1441
International Dial-In: 1-412-317-0533

Conference Replay*
For those who are not able to listen to the live broadcast, a replay will be available shortly after the call on the GNL website at www.globalnetlease.com

Or dial in below:
Domestic Dial-In (Toll Free): 1-844-512-2921
International Dial-In: 1-412-317-6671
Conference Number: 10201018
*Available from 2:00 p.m. ET on August 7, 2025 through November 7, 2025.

Supplemental Schedules
The Company will furnish supplemental information packages with the Securities and Exchange Commission (the “SEC”) to provide additional disclosure and financial information. Once posted, the supplemental package can be found under the “Presentations” tab in the Investor Relations section of GNL’s website at www.globalnetlease.com and on the SEC website at www.sec.gov.
About Global Net Lease, Inc.
Global Net Lease, Inc. is a publicly traded real estate investment trust listed on the NYSE, which focuses on acquiring and managing a global portfolio of income producing net lease assets across the United States, United Kingdom, and Western and Northern Europe. Additional information about GNL can be found on its website at www.globalnetlease.com.
Forward-Looking Statements
The statements in this press release that are not historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties that could cause the outcome to be materially different. The words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “expects,” “estimates,” “projects,” “potential,” “predicts,” “plans,” “intends,” “would,” “could,” “should” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are subject to a number of risks, uncertainties and other factors, many of which are outside of the Company’s control, which could cause actual results to differ materially from the results contemplated by the forward-looking statements. These risks and uncertainties include the risks that any potential future acquisition or disposition by the Company is subject to market conditions, capital availability and timing considerations and may not be identified or completed on favorable terms, or at all. Some of the risks and uncertainties, although not all risks and uncertainties, that could cause the Company’s actual results to differ materially from those presented in the Company’s forward-looking statements are set forth in the “Risk Factors” and “Quantitative and Qualitative Disclosures about Market Risk” sections in the Company’s Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q, and all of its other filings with the U.S. Securities and Exchange Commission, as such risks, uncertainties and other important factors may be updated from time to time in the Company’s subsequent reports. Further, forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise any forward-looking statement to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law.

Contacts:
Investors and Media:
Email: investorrelations@globalnetlease.com
Phone: (332) 265-2020

Global Net Lease, Inc.
Consolidated Balance Sheets (Unaudited)
(In thousands)

	June 30, 2025	December 31, 2024
ASSETS
Real estate investments, at cost:
Land	$759,854	$802,317
Buildings, fixtures and improvements	4,028,243	4,120,664
Construction in progress	1,580	3,364
Acquired intangible lease assets	633,647	695,597
Total real estate investments, at cost	5,423,324	5,621,942
Less accumulated depreciation and amortization	(1,056,957)	(999,909)
Total real estate investments, net	4,366,367	4,622,033
Real estate assets held for sale	37,496	17,406
Assets related to discontinued operations	2,337	1,816,131
Cash and cash equivalents	144,809	159,698
Restricted cash	37,339	64,510
Derivative assets, at fair value	—	2,471
Unbilled straight-line rent	88,368	89,804
Operating lease right-of-use asset	70,761	66,163
Prepaid expenses and other assets	89,293	51,504
Multi-tenant disposition receivable, net	90,214	—
Deferred tax assets	4,906	4,866
Goodwill	46,009	51,370
Deferred financing costs, net	7,017	9,808
Total Assets	$4,984,916	$6,955,764

LIABILITIES AND EQUITY
Mortgage notes payable, net	$1,312,718	$1,768,608
Revolving credit facility	740,682	1,390,292
Senior notes, net	916,864	906,101
Acquired intangible lease liabilities, net	19,863	24,353
Derivative liabilities, at fair value	10,788	3,719
Accounts payable and accrued expenses	45,878	52,878
Operating lease liability	42,244	40,080
Prepaid rent	36,625	13,571
Deferred tax liability	7,083	5,477
Dividends payable	11,943	11,909
Real estate liabilities held for sale	379	—
Liabilities related to discontinued operations	7,470	551,818
Total Liabilities	3,152,537	4,768,806
Commitments and contingencies	—	—
Stockholders' Equity:
7.25% Series A cumulative redeemable preferred stock	68	68
6.875% Series B cumulative redeemable perpetual preferred stock	47	47
7.50% Series D cumulative redeemable perpetual preferred stock	79	79
7.375% Series E cumulative redeemable perpetual preferred stock	46	46
Common stock	3,541	3,640
Additional paid-in capital	4,288,338	4,359,264
Accumulated other comprehensive income (loss)	33,452	(25,844)
Accumulated deficit	(2,493,192)	(2,150,342)
Total Stockholders’ Equity	1,832,379	2,186,958
Total Liabilities and Equity	$4,984,916	$6,955,764

Global Net Lease, Inc.
Consolidated Statements of Operations (Unaudited)
(In thousands, except share and per share data)

	Three Months Ended June 30,
	2025	2024
Revenue from tenants	$124,905	$145,464

Expenses:
Property operating	12,018	15,934
Impairment charges	9,812	27,402
Merger, transaction and other costs	2,002	1,576
General and administrative	11,339	13,746
Equity-based compensation	3,338	2,340
Depreciation and amortization	45,636	56,654
Total expenses	84,145	117,652
Operating income before gain on dispositions of real estate investments	40,760	27,812
Gain on dispositions of real estate investments	1,537	34,114
Operating income	42,297	61,926
Other income (expense):
Interest expense	(53,348)	(71,984)
Loss on extinguishment and modification of debt	(4,348)	(13,089)
(Loss) gain on derivative instruments	(8,823)	509
Unrealized (losses) gains on undesignated foreign currency advances and other hedge ineffectiveness	(6,324)	300
Other income	1,683	345
Total other expense, net	(71,160)	(83,919)
Net loss before income taxes	(28,863)	(21,993)
Income tax (provision) benefit	(2,995)	250
Loss from continuing operations	(31,858)	(21,743)
Income (loss) from discontinued operations	7,715	(13,921)
Net loss	(24,143)	(35,664)
Preferred stock dividends	(10,936)	(10,936)
Net loss attributable to common stockholders	$(35,079)	$(46,600)

Basic and Diluted Loss Per Share:
Net loss per share from continuing operations	$(0.19)	$(0.14)
Net income (loss) per share from discontinued operations	0.03	(0.06)
Net loss per share attributable to common stockholders — Basic and Diluted	$(0.16)	$(0.20)

Weighted average shares outstanding — Basic and Diluted	222,960	230,381

Global Net Lease, Inc.
Quarterly Reconciliation of Non-GAAP Measures (Unaudited)
(In thousands)

	Three Months Ended June 30,
	2025	2024
Adjusted EBITDA
Net loss	$(24,143)	$(35,664)
Depreciation and amortization	45,636	56,654
Interest expense	53,348	71,984
Income tax expense (benefit)	2,995	(250)
Discontinued operations adjustments	6,375	50,670
EBITDA	84,211	143,394
Impairment charges	9,812	27,402
Equity-based compensation	3,338	2,340
Merger, transaction and other costs	2,002	1,576
Gain on dispositions of real estate investments	(1,537)	(34,114)
Loss (gain) on derivative instruments	8,823	(530)
Unrealized losses (gains) on undesignated foreign currency advances and other hedge ineffectiveness	6,324	(300)
Loss on extinguishment and modification of debt	4,348	13,090
Other income	(1,683)	(345)
Expenses attributable to European tax restructuring [1]	—	16
Transition costs related to the REIT Merger and Internalization [2]	—	995
Discontinued operations adjustments	(2,279)	44
Adjusted EBITDA	113,359	153,568
Net operating income (NOI)
General and administrative	11,339	13,746
Expenses attributable to European tax restructuring [1]	—	(16)
Transition costs related to the Merger and Internalization [2]	—	(995)
Discontinued operations adjustments	1,395	1,450
NOI	126,093	167,753
Amortization related to above- and below- market lease intangibles and right-of-use assets, net	1,232	1,901
Straight-line rent	(2,959)	(5,349)
Cash NOI	$124,366	$164,305

Cash Paid for Interest:
Interest Expense - continuing operations	$53,348	$71,984
Interest Expense - discontinued operations	6,374	17,831
Non-cash portion of interest expense	(2,499)	(2,580)
Amortization of discounts on mortgages and senior notes	(14,609)	(24,080)
Total cash paid for interest	$42,614	$63,155
_____________
[1] Amount in 2024 relates to costs incurred related to the tax restructuring of our European entities. We do not consider these expenses to be part of our normal operating performance and have, accordingly, increased Adjusted EBITDA for these amounts.
[2] Amount in 2024 includes costs related to (i) compensation incurred for our former Co-Chief Executive Officer who retired effective March 31, 2024; (ii) a transition service agreement with our former advisor and; (iii) insurance premiums related to expiring directors and officers insurance of former RTL directors. We do not consider these expenses to be part of our normal operating performance and have, accordingly, increased Adjusted EBITDA for these amounts.

Global Net Lease, Inc.
Quarterly Reconciliation of Non-GAAP Measures (Unaudited)
(In thousands)

	Three Months Ended June 30,
	2025	2024
Net loss attributable to stockholders (in accordance with GAAP)	$(35,079)	$(46,600)
Impairment charges	9,812	27,402
Depreciation and amortization	45,636	56,654
Gain on dispositions of real estate investments	(1,537)	(34,114)
Discontinued operations FFO adjustments	(33,232)	32,851
FFO (defined by NAREIT)	(14,400)	36,193
Merger, transaction and other costs	2,002	1,576
Loss on extinguishment and modification of debt	4,348	13,090
Discontinued operations Core FFO adjustments	15,172	(4)
Core FFO attributable to common stockholders	7,122	50,855
Non-cash equity-based compensation	3,338	2,340
Non-cash portion of interest expense	2,499	2,580
Amortization related to above- and below-market lease intangibles and right-of-use assets, net	1,232	1,901
Straight-line rent	(2,959)	(5,349)
Unrealized losses (gains) on undesignated foreign currency advances and other hedge ineffectiveness	6,324	(300)
Eliminate unrealized losses (gains) on foreign currency transactions [1]	7,177	(230)
Amortization of discounts on mortgages and senior notes	14,609	24,080
Expenses attributable to European tax restructuring [2]	—	16
Transition costs related to the REIT Merger and Internalization [3]	—	995
Forfeited disposition deposit [4]	—	(196)
Eliminate losses related to multi-tenant disposition receivable [5]	13,766	—
Adjusted funds from operations (AFFO) attributable to common stockholders	$53,108	$76,692
__________
[1] For AFFO purposes, we add back unrealized (gain) loss. For the three months ended June 30, 2025, loss on derivative instruments was $8.8 million, which consisted of unrealized losses of $7.2 million and realized losses of $1.6 million. For the three months ended June 30, 2024, the gain on derivative instruments was $0.5 million which consisted of unrealized gains of $0.2 million and realized gains of $0.3 million.
[2] Amount in 2024 relates to costs incurred related to the tax restructuring of our European entities. We do not consider these expenses to be part of our normal operating performance and have, accordingly, increased AFFO for these amounts.
[3] Amount in 2024 includes costs related to (i) compensation incurred for our former Co-Chief Executive Officer who retired effective March 31, 2024; (ii) a transition service agreement with our former advisor and; (iii) insurance premiums related to expiring directors and officers insurance of former RTL directors. We do not consider these expenses to be part of our normal operating performance and have, accordingly, increased AFFO for these amounts.
[4] Represents a forfeited deposit from a potential buyer of one of our properties, which is recorded in other income in our consolidated statement of operations. We do not consider this income to be part of our normal operating performance and have, accordingly, decreased AFFO for this amount.
[5] Represents adjustments to the fair value of the embedded derivative feature of the multi-tenant disposition receivable. We do not consider these adjustments to be indicative of our normal operating performance and have, accordingly, increased AFFO for this amount.

The following table provides operating financial information for the Company’s reportable segments:

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands)	2025	2024	2025	2024
Industrial & Distribution:
Revenue from tenants	$54,997	$61,437	$113,008	$123,432
Property operating expense	4,235	4,916	9,507	9,566
Net Operating Income	$50,762	$56,521	$103,501	$113,866

Retail (1), (2):
Revenue from tenants	$35,357	$40,686	$72,314	$83,281
Property operating expense	3,002	4,032	6,893	9,124
Net Operating Income	$32,355	$36,654	$65,421	$74,157

Office (2):
Revenue from tenants	$34,551	$34,671	$71,998	$69,767
Property operating expense	4,781	4,120	9,571	9,378
Net Operating Income	$29,770	$30,551	$62,427	$60,389

Multi-Tenant Retail (3):
Revenue from tenants	$—	$8,670	$—	$16,864
Property operating expense	—	2,866	—	5,662
Net Operating Income	$—	$5,804	$—	$11,202
________
(1) Amounts in the Retail segment reflect the reclassification and inclusion of one property that was previously part of the Multi-Tenant Retail segment, which is not included in the Multi-Tenant Retail Disposition.
(2) Prior period amounts in the Retail segment and Office segment reflect changes to the reclassification of one tenant from the Office segment to the Retail segment to conform to the current year presentation based on a re-evaluation of the property type.
(3) Reflects former Multi-Tenant Retail properties that were sold individually prior to December 31, 2024. Does not include the Multi-Tenant Retail Portfolio which is presented as a discontinued operation.

Caution on Use of Non-GAAP Measures

Funds from Operations (“FFO”), Core Funds from Operations (“Core FFO”), Adjusted Funds from Operations (“AFFO”), Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”), Net Operating Income (“NOI”) and Cash Net Operating Income (“Cash NOI”) and Cash Paid for Interest should not be construed to be more relevant or accurate than the current GAAP methodology in calculating net income or in its applicability in evaluating our operating performance. The method utilized to evaluate the value and performance of real estate under GAAP should be construed as a more relevant measure of operational performance and considered more prominently than the non-GAAP measures.
Other REITs may not define FFO in accordance with the current National Association of Real Estate Investment Trusts (“NAREIT”) definition (as we do), or may interpret the current NAREIT definition differently than we do, or may calculate Core FFO or AFFO differently than we do. Consequently, our presentation of FFO, Core FFO and AFFO may not be comparable to other similarly-titled measures presented by other REITs in our peer group.
We consider FFO, Core FFO and AFFO useful indicators of our performance. Because FFO, Core FFO and AFFO calculations exclude such factors as depreciation and amortization of real estate assets and gain or loss from sales of operating real estate assets (which can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates), FFO, Core FFO and AFFO presentations facilitate comparisons of operating performance between periods and between other REITs.
As a result, we believe that the use of FFO, Core FFO and AFFO, together with the required GAAP presentations, provide a more complete understanding of our operating performance including relative to our peers and a more informed and appropriate basis on which to make decisions involving operating, financing, and investing activities. However, FFO, Core FFO and AFFO are not indicative of cash available to fund ongoing cash needs, including the ability to make cash distributions. Investors are cautioned that FFO, Core FFO and AFFO should only be used to assess the sustainability of our operating performance excluding these activities, as they exclude certain costs that have a negative effect on our operating performance during the periods in which these costs are incurred.
Funds from Operations, Core Funds from Operations and Adjusted Funds from Operations

Funds From Operations
Due to certain unique operating characteristics of real estate companies, as discussed below, NAREIT, an industry trade group, has promulgated a measure known as FFO, which we believe to be an appropriate supplemental measure to reflect the operating performance of a REIT. FFO is not equivalent to net income or loss as determined under GAAP.
We calculate FFO, a non-GAAP measure, consistent with the standards established over time by the Board of Governors of NAREIT, as restated in a White Paper approved by the Board of Governors of NAREIT effective in December 2018 (the "White Paper"). The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding depreciation and amortization related to real estate, gain and loss from the sale of certain real estate assets, gain and loss from change in control and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. Adjustments for unconsolidated partnerships and joint ventures are calculated to exclude the proportionate share of the non-controlling interest to arrive at FFO, Core FFO, AFFO and NOI attributable to stockholders, as applicable. Our FFO calculation complies with NAREIT's definition.
FFO includes adjustments related to the treatment of the sale of the Multi-Tenant Retail Portfolio as a discontinued operation, which includes adjustments for depreciation and amortization and loss (gain) on dispositions of real estate investments.
The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, and straight-line amortization of intangibles, which implies that the value of a real estate asset diminishes predictably over time. We believe that, because real estate values historically rise and fall with market conditions, including inflation, interest rates, unemployment and consumer spending, presentations of operating results for a REIT using historical accounting for depreciation and certain other items may be less informative. Historical accounting for real estate involves the use of GAAP. Any other method of accounting for real estate such as the fair value method cannot be construed to be any more accurate or relevant than the comparable methodologies of real estate valuation found in GAAP. Nevertheless, we believe that the use of FFO, which excludes the impact of real estate related depreciation and amortization, among other things, provides a more complete understanding of our performance to investors and to management, and when compared year over year, reflects the impact on our operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses, and interest costs, which may not be immediately apparent from net income.
Core Funds From Operations
In calculating Core FFO, we start with FFO, then we exclude certain non-core items such as merger, transaction and other costs, as well as certain other costs that are considered to be non-core, such as debt extinguishment or modification costs. The purchase of properties, and the corresponding expenses associated with that process, is a key operational feature of our core business plan to generate operational income and cash flows in order to make dividend payments to stockholders. In evaluating investments in real estate, we differentiate the costs to acquire the investment from the subsequent operations of the investment. We also add back non-cash write-offs of deferred financing costs, prepayment penalties and certain other costs incurred with the early extinguishment or modification of debt which are included in net income but are considered financing cash flows when paid in the statement of cash flows. We consider these write-offs and prepayment penalties to be capital transactions and not indicative of operations. By excluding expensed acquisition, transaction and other costs as well as non-core costs, we believe Core FFO provides useful supplemental information that is comparable for each type of real estate investment and is consistent with management's analysis of the investing and operating performance of our properties.
Core FFO includes adjustments related to the treatment of the sale of the Multi-Tenant Retail Portfolio as a discontinued operation, which includes adjustments for acquisition and transaction costs and loss on extinguishment of debt.
Adjusted Funds From Operations
In calculating AFFO, we start with Core FFO, then we exclude certain income or expense items from AFFO that we consider more reflective of investing activities, other non-cash income and expense items and the income and expense effects of other activities or items, including items that were paid in cash that are not a fundamental attribute of our business plan or were one time or non-recurring items. These items include, for example, early extinguishment or modification of debt and other items excluded in Core FFO as well as unrealized gain and loss, which may not ultimately be realized, such as gain or loss on derivative instruments, gain or loss on foreign currency transactions, and gain or loss on investments. In addition, by excluding non-cash income and expense items such as amortization of above-market and below-market leases intangibles, amortization of deferred financing costs, straight-line rent and equity-based compensation from AFFO, we believe we provide useful information regarding income and expense items which have a direct impact on our ongoing operating performance. We also exclude revenue attributable to the reimbursement by third parties of financing costs that we originally incurred because these revenues are not, in our view, related to operating performance. We also include the realized gain or loss on foreign currency exchange contracts for AFFO as such items are part of our ongoing operations and affect our current operating performance.
In calculating AFFO, we also exclude certain expenses which under GAAP are treated as operating expenses in determining operating net income. All paid and accrued acquisition, transaction and other costs (including prepayment penalties for debt extinguishments or modifications and merger related expenses) and certain other expenses, including expenses related to our European tax restructuring and transition costs related to the Merger and Internalization, negatively impact our operating performance during the period in which expenses are incurred or properties are acquired and will also have negative effects on returns to investors, but are excluded by us as we believe they are not reflective of our on-going performance. Further, under GAAP, certain contemplated non-cash fair value and other non-cash adjustments are considered operating non-cash adjustments to net income. In addition, as discussed above, we view gain and loss from fair value adjustments as items which are unrealized and may not ultimately be realized and not reflective of ongoing operations and are therefore typically adjusted for when assessing operating performance. Excluding income and expense items detailed above from our calculation of AFFO provides information consistent with management's analysis of our operating performance. Additionally, fair value adjustments, which are based on the impact of current market fluctuations and underlying assessments of general market conditions, but can also result from operational factors such as rental and occupancy rates, may not be directly related or attributable to our current operating performance. By excluding such changes that may reflect anticipated and unrealized gain or loss, we believe AFFO provides useful supplemental information. By providing AFFO, we believe we are presenting useful information that can be used to, among other things, assess our performance without the impact of transactions or other items that are not related to our portfolio of properties. AFFO presented by us may not be comparable to AFFO reported by other REITs that define AFFO differently. Furthermore, we believe that in order to facilitate a clear understanding of our operating results, AFFO should be examined in conjunction with net income (loss) calculated in accordance with GAAP and presented in our consolidated financial statements. AFFO should not be considered as an alternative to net income (loss) as an indication of our performance or to cash flows as a measure of our liquidity or ability to make distributions.

Adjusted Earnings before Interest, Taxes, Depreciation and Amortization, Net Operating Income, Cash Net Operating Income and Cash Paid for Interest
We believe that Adjusted EBITDA, which is defined as earnings before interest, taxes, depreciation and amortization adjusted for acquisition, transaction and other costs, other non-cash items and including our pro-rata share from unconsolidated joint ventures, is an appropriate measure of our ability to incur and service debt. We also exclude revenue attributable to the reimbursement by third parties of financing costs that we originally incurred because these revenues are not, in our view, related to operating performance. All paid and accrued acquisition, transaction and other costs (including prepayment penalties for debt extinguishments or modifications) and certain other expenses, including expenses related to our European tax restructuring and transition costs related to the Merger and Internalization, negatively impact our operating performance during the period in which expenses are incurred or properties are acquired and will also have negative effects on returns to investors, but are not reflective of on-going performance. Adjusted EBITDA should not be considered as an alternative to cash flows from operating activities, as a measure of our liquidity or as an alternative to net income (loss) as calculated in accordance with GAAP as an indicator of our operating activities. Other REITs may calculate Adjusted EBITDA differently and our calculation should not be compared to that of other REITs.
EBITDA includes adjustments related to the treatment of the sale of the Multi-Tenant Retail Portfolio as a discontinued operation, which includes adjustments for depreciation and amortization and interest expense. Adjusted EBITDA includes adjustments related to the treatment of the sale of the Multi-Tenant Retail Portfolio as a discontinued operation, which includes adjustments for merger, transaction and other costs, (loss) gain on dispositions of real estate investments, loss (gain) on derivative instruments, loss on extinguishment of debt and other income (expense).
NOI is a non-GAAP financial measure equal to net income (loss), the most directly comparable GAAP financial measure, less discontinued operations, interest, other income and income from preferred equity investments and investment securities, plus corporate general and administrative expense, acquisition, transaction and other costs, depreciation and amortization, other non-cash expenses and interest expense. We use NOI internally as a performance measure and believe NOI provides useful information to investors regarding our financial condition and results of operations because it reflects only those income and expense items that are incurred at the property level. Therefore, we believe NOI is a useful measure for evaluating the operating performance of our real estate assets and to make decisions about resource allocations. Further, we believe NOI is useful to investors as a performance measure because, when compared across periods, NOI reflects the impact on operations from trends in occupancy rates, rental rates, operating costs and acquisition activity on an unlevered basis, providing perspective not immediately apparent from net income. NOI excludes certain components from net income in order to provide results that are more closely related to a property's results of operations. For example, interest expense is not necessarily linked to the operating performance of a real estate asset and is often incurred at the corporate level as opposed to the property level. In addition, depreciation and amortization, because of historical cost accounting and useful life estimates, may distort operating performance at the property level. NOI presented by us may not be comparable to NOI reported by other REITs that define NOI differently. We believe that in order to facilitate a clear understanding of our operating results, NOI should be examined in conjunction with net income (loss) as presented in our consolidated financial statements. NOI should not be considered as an alternative to net income (loss) as an indication of our performance or to cash flows as a measure of our liquidity.
Cash NOI is a non-GAAP financial measure that is intended to reflect the performance of our properties. We define Cash NOI as net operating income (which is separately defined herein) excluding amortization of above/below market lease intangibles and straight-line rent adjustments that are included in GAAP lease revenues. We believe that Cash NOI is a helpful measure that both investors and management can use to evaluate the current financial performance of our properties and it allows for comparison of our operating performance between periods and to other REITs. Cash NOI should not be considered as an alternative to net income, as an indication of our financial performance, or to cash flows as a measure of liquidity or our ability to fund all needs. The method by which we calculate and present Cash NOI may not be directly comparable to the way other REITs calculate and present Cash NOI.
Cash NOI includes all of the adjustments described above for Adjusted EBITDA related to the treatment of the sale of the Multi-Tenant Retail Portfolio as a discontinued operation, as well as adjustments for general and administrative expenses.
Cash Paid for Interest is calculated based on the interest expense less non-cash portion of interest expense and amortization of mortgage (discount) premium, net. Management believes that Cash Paid for Interest provides useful information to investors to assess our overall solvency and financial flexibility. Cash Paid for Interest should not be considered as an alternative to interest expense as determined in accordance with GAAP or any other GAAP financial measures and should only be considered together with and as a supplement to our financial information prepared in accordance with GAAP.